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                                                                  Exhibit 10.2.1


Execution Copy

================================================================================



                         NEW YORK STATE ENERGY RESEARCH

                            AND DEVELOPMENT AUTHORITY


                                       and

                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.


                            -----------------------


                             PARTICIPATION AGREEMENT


                            -----------------------


                          Dated as of November 1, 2001

================================================================================

                                   relating to
               $98,000,000 Facilities Revenue Bonds, Series 2001B
             (Consolidated Edison Company of New York, Inc. Project)
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                                TABLE OF CONTENTS

                             PARTICIPATION AGREEMENT
                                                                            PAGE
                                                                            ----

PARTIES  ...................................................................  1
RECITALS ...................................................................  1


                                    ARTICLE I
                    DEFINITIONS; EFFECTIVE DATE AND DURATION
                           OF PARTICIPATION AGREEMENT

Section 1.01. Definitions...................................................  3
Section 1.02. Effective Date of Participation Agreement; Duration of
              Participation Agreement.......................................  3

                                   ARTICLE II
                                 REPRESENTATIONS

Section 2.01. Representations and Warranties by the Authority...............  4
Section 2.02. Representations and Warranties by the Company.................  4

                                   ARTICLE III
                         THE PROJECT; ISSUANCE OF BONDS

Section 3.01. The Project...................................................  6
Section 3.02. Sale of Bonds and Deposit of Proceeds.........................  6
Section 3.03. Disbursements from Project Fund...............................  6
Section 3.04. Adequacy of Project Fund......................................  6
Section 3.05. Ownership and Possession of the Project.......................  6
Section 3.06. Operation, Maintenance and Repair.............................  6
Section 3.07. Investment of Monies in Funds Under the Indenture.............  7

                                   ARTICLE IV
                                NOTE AND PAYMENTS

Section 4.01. Execution and Delivery of Note to Trustee.....................  8
Section 4.02. Payments Payable; Note Payments; Additional Payments..........  8
Section 4.03  Notice to Pay; Medium of Payment; Acceleration................ 10
Section 4.04  Prepayment of Note Payments................................... 10
Section 4.05  Company's Payments as Trust Funds............................. 11
Section 4.06  Absolute Obligation to Make Payments.......................... 11
Section 4.07  Assignment of Authority's Rights.............................. 12
Section 4.08  Actions with Respect to or by or on behalf of the Authority under the Indenture........................................... 13
Section 4.09  Agreements of Company relating to Support Facilities.......... 13

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Section 4.10  Compensation of Trustee and Paying Agents..................... 13
Section 4.11  Project not Security for Bonds................................ 13
Section 4.12  Payment of Taxes and Assessments; No Liens or Charges......... 13
Section 4.13  Company to Pay Attorneys' Fees and Disbursements.............. 14
Section 4.14  No Abatement of Administration Fees and Other Charges......... 14

                                    ARTICLE V
                                SPECIAL COVENANTS

Section 5.01  No Warranty as to Suitability of Project...................... 15
Section 5.02  Authority's Right to Inspect Project.......................... 15
Section 5.03  Company Consent to Amendment of Indenture..................... 15
Section 5.04  Tax Covenant.................................................. 15
Section 5.05  Company Agrees to Perform Obligations Imposed by Indenture.... 15
Section 5.06. Authority Agrees to Take Certain Actions at Direction of
              Company....................................................... 15
Section 5.07  Certificates as to Defaults................................... 15
Section 5.08  Limited Obligation of Authority; Indemnification of
              Authority, Registrar and Paying Agent, Auction Agent and
              Trustee....................................................... 16
Section 5.09  Provision of Information...................................... 17
Section 5.10  Ratings....................................................... 17
Section 5.11  Notices....................................................... 17
Section 5.12  Maintenance of Office or Agency............................... 17
Section 5.13  Maintenance of Properties..................................... 18
Section 5.14  Insurance..................................................... 18
Section 5.15  Proper Books of Record and Account............................ 18
Section 5.16  Compliance with Laws.......................................... 18
Section 5.17  Consolidation, Merger or Sale of Assets....................... 18
Section 5.18  Financial Statements of Company............................... 19

                                   ARTICLE VI
                               REDEMPTION OF BONDS

Section 6.01  Redemption of Bonds........................................... 20

                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

Section 7.01  Events of Default Defined..................................... 21
Section 7.02  Remedies on Default........................................... 22
Section 7.03  No Remedy Exclusive........................................... 23
Section 7.04  No Additional Waiver Implied by One Waiver.................... 24

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                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.01  Disposition of Amounts after Payment of Bonds................. 25
Section 8.02  Notices....................................................... 25
Section 8.03  Successors and Assigns........................................ 25
Section 8.04  Amendment of Participation Agreement.......................... 25
Section 8.05  Participation Agreement Supersedes Any Prior Agreements....... 25
Section 8.06  Further Assurances and Corrective Instruments................. 25
Section 8.07  Counterparts.................................................. 26
Section 8.08  Severability.................................................. 26
Section 8.09  Delegation of Duties by Authority............................. 26
Section 8.10  Survival of Representations, Warranties and Covenants......... 26
SECTION 8.11  NEW YORK LAW TO GOVERN........................................ 26

TESTIMONIUM   .............................................................. 27

SIGNATURES AND SEALS       ................................................. 27

ACKNOWLEDGMENTS............................................................. 27

EXHIBIT A     Description of Project Exempt Facilities..................... A-1

EXHIBIT B     Description of Other Project Facilities...................... B-1

EXHIBIT C     Form of Note................................................. C-1

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                  This PARTICIPATION AGREEMENT, dated as of November 1, 2001, between NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY, a body corporate and politic, constituting a public benefit corporation, established and existing under and by virtue of the laws of the State of New York (the "Authority") and CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a corporation duly organized and existing and qualified to do business as a public utility under the laws of the State of New York (the "Company"),

                              W I T N E S S E T H :
                              -------------------

                  WHEREAS, pursuant to a special act of the Legislature of the State of New York (Title 9 of Article 8 of the Public Authorities Law of New York, as from time to time amended and supplemented, herein called the "Act"), the Authority has been established, as a body corporate and politic, constituting a public benefit corporation; and

                  WHEREAS, pursuant to the Act, the Authority is empowered to contract with any power company to participate in the construction of facilities for the furnishing of electric energy and the furnishing of gas to the extent required by the public interest in development, health, recreation, safety, conservation of natural resources and aesthetics; and

                  WHEREAS, pursuant to the Act, the Authority is also authorized to extend credit and make loans from bond proceeds to any person for the construction, acquisition, installation, reconstruction, improvement, maintenance, equipping, furnishing or leasing of any special energy project (as defined in the Act) including, but not limited to, facilities for the distribution of steam or for the reimbursement to any person for costs incurred in connection with a special energy project completed or not completed at the time of such credit or loan, which credits or loans may, but need not, be secured by mortgages, contracts, leases or other instruments, upon such terms and conditions as the Authority shall determine reasonable in connection with such credits or loans; and

                  WHEREAS, the Authority is also authorized under the Act to borrow money and issue its negotiable bonds and notes to provide sufficient monies for achieving its corporate purposes, including the refunding of its outstanding obligations; and

                  WHEREAS, the Authority is also authorized under the Act to enter into any contracts and to execute all instruments necessary or convenient for the exercise of its corporate powers and the fulfillment of its corporate purposes; and

                  WHEREAS, the Company is a public utility corporation doing business in the State of New York and provides electric energy and gas service in The City of New York and the County of Westchester, New York and provides steam service in the Borough of Manhattan; and

                  WHEREAS, the Company has requested that the Authority issue bonds for the purpose of refunding the Authority's 6 3/8% Facilities Revenue Bonds, Series 1992 B (Consolidated Edison Company of New York, Inc. Project), in the aggregate principal amount of $100,000,000 (the "Prior Bonds") issued to finance the acquisition, construction and installation of certain facilities for the furnishing of electric energy within the Company's service area; and
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                  WHEREAS, the Authority proposes to issue a series of such
bonds in the aggregate principal amount of $98,000,000 Facilities Revenue Bonds, Series 2001B (Consolidated Edison Company of New York, Inc. Project) (the "Bonds"), in order to refund a portion of the Prior Bonds, such bonds to be issued under and secured by a Trust Indenture dated as of November 1, 2001, between the Authority and The Bank of New York, as Trustee (the "Indenture"); and

                  WHEREAS, the Authority, by Resolution No. 999, adopted September 24, 2001, has determined to issue the Bonds, in an aggregate principal amount not to exceed $100,000,000, for the purpose of refunding the Prior Bonds, all such Bonds to be issued under and secured by the Indenture;

                  NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, it is hereby agreed by and between the parties as follows:



                                        2
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                                    ARTICLE I

                    DEFINITIONS; EFFECTIVE DATE AND DURATION
                           OF PARTICIPATION AGREEMENT

                  Section 1.01. DEFINITIONS. The terms used in this Participation Agreement which are defined in the Indenture shall have the meanings, respectively, herein which such terms are given in the Indenture.

                  Section 1.02. EFFECTIVE DATE OF PARTICIPATION AGREEMENT; DURATION OF PARTICIPATION AGREEMENT. This Participation Agreement shall become effective upon its execution and delivery, and shall continue in full force and effect until the principal of and premium, if any, and interest on the Note and Bonds have been fully paid (or provision for their payment has been made in accordance with the provisions of the Indenture), and all sums to which the Authority or the Trustee are entitled hereunder have been fully paid.


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                                   ARTICLE II

                                 REPRESENTATIONS

                  Section 2.01. REPRESENTATIONS AND WARRANTIES BY THE AUTHORITY. The Authority represents and warrants as follows:

                  (a) The Authority is a body corporate and politic, constituting a public benefit corporation, established and existing under the laws of the State of New York;

                  (b) The Authority has full power and authority to execute and deliver the Bonds, this Participation Agreement, the Tax Regulatory Agreement, the Indenture, the Bond Purchase Trust Agreement and to consummate the transactions contemplated hereby and thereby and perform its obligations hereunder and thereunder;

                  (c) The Authority is not in violation of or in default under any of the provisions of the laws or the Constitution of the State of New York which would affect its existence or its powers referred to in the preceding paragraph (b);

                  (d) The Authority has determined that its participation in the Project and the refunding of the Prior Bonds, as contemplated by this Participation Agreement, is in the public interest;

                  (e) The Authority has duly authorized the execution and delivery of this Participation Agreement, the Indenture, the Tax Regulatory Agreement and the Bond Purchase Trust Agreement and the execution and delivery of the other documents incidental to this transaction and all necessary authorizations therefor or in connection with the performance by the Authority of its obligations hereunder or thereunder have been obtained and are in full force and effect; and

                  (f) The execution and delivery by the Authority of the Bonds, this Participation Agreement, the Tax Regulatory Agreement, the Indenture, the Bond Purchase Trust Agreement and the other documents incidental to this transaction and the consummation of the transactions herein or therein contemplated will not violate or cause a default under any indenture, mortgage, loan agreement or other contract or instrument to which the Authority is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Authority.

                  Section 2.02. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants as follows:

                  (a) The Company is a corporation duly incorporated and in good standing under the laws of the State of New York, is duly qualified and authorized to transact business as a public utility in the State of New York and is not in violation of any provision of its Certificate of Incorporation or its By-Laws, has power to enter into, execute and deliver this Participation Agreement, the Tax Regulatory Agreement and the Note and by proper corporate


                                        4


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         action has duly authorized the execution and delivery of this
         Participation Agreement, the Tax Regulatory Agreement and the Note;

                  (b) The execution and delivery by the Company of this Participation Agreement, the Tax Regulatory Agreement and the Note and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of or a default under the Company's Certificate of Incorporation or By-Laws or a default in any material respect under any indenture, mortgage, loan agreement or other contract or instrument to which the Company is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Company;

                  (c) This Participation Agreement, the Tax Regulatory Agreement and the Note constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws relating to or affecting the enforcement of creditors' rights or contractual obligations generally or principles of equity or judicial discretion;

                  (d) The execution and delivery by the Company of this Participation Agreement and the Note in the manner and for the purposes herein set forth have been duly authorized by order of the Public Service Commission of the State of New York; and

                  (e) No additional authorizations for or approvals of the execution and delivery by the Company of this Participation Agreement, the Tax Regulatory Agreement and the Note need be obtained by the Company or if any such authorization or approval is necessary it has been obtained.


                                        5
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                                   ARTICLE III

                         THE PROJECT; ISSUANCE OF BONDS

                  Section 3.01. THE PROJECT. Construction of the Project is complete. The Project is the property of the Company. In order to effectuate the purposes of this Participation Agreement, the Company, in its own name, will do or cause to be done all things requisite or proper for the fulfillment of the obligations of the Company under this Participation Agreement.

                  Section 3.02. SALE OF BONDS AND DEPOSIT OF PROCEEDS. In order to provide funds for the refunding of the Prior Bonds, the Authority, on the date specified in the Bond Purchase Agreement or as soon thereafter as practicable, and concurrently with the issuance and delivery to the Trustee of the Note as provided in Section 4.01 hereof, will issue, sell and deliver the Bonds, all pursuant to and as provided in the Bond Purchase Agreement and subject to the conditions set forth in Section 2.06 of the Indenture, and will deposit the proceeds of such sale including the accrued interest, if any, paid by the initial purchasers of the Bonds in the Project Fund.

                  Section 3.03. DISBURSEMENTS FROM PROJECT FUND. 1. The Authority has in the Indenture authorized and directed the Trustee to make payments from the Project Fund in accordance with Section 8.01 of the Indenture, to pay the redemption price of the Prior Bonds and costs related thereto upon receipt from time to time of letters signed by an Authorized Company Representative in accordance with Section 8.01 of the Indenture. Concurrently with the delivery by the Company of each such letter to the Trustee, the Company will deliver to the Authority a copy thereof and any attachments thereto. The Company will indemnify and save harmless the Authority and the Trustee from any liability incurred in connection with any letter so delivered and any payments made in reliance thereon.

                  2. All monies remaining in the Project Fund after the redemption of the Prior Bonds and payment of all costs related thereto shall, at the written direction of an Authorized Company Representative, be paid to the Company.

                  Section 3.04. ADEQUACY OF PROJECT FUND. The Company acknowledges that the monies in the Project Fund are not sufficient to pay the redemption price of the Prior Bonds and costs related thereto in full. The Company shall pay that portion of the redemption price of the Prior Bonds and costs related thereto in excess of the monies available therefor in the Project Fund with its own funds.

                  Section 3.05. OWNERSHIP AND POSSESSION OF THE PROJECT. Issuance of the Bonds will not vest in the owners thereof, the Trustee, the Authority or any other person, ownership, or the right to possession, of the Project. The Company is entitled to sole and exclusive ownership and possession of the Project.

                  Section 3.06. OPERATION, MAINTENANCE AND REPAIR. The Company agrees to proceed in good faith to maintain the availability of the Project for use as an authorized project under the Act. Notwithstanding the foregoing, the Authority and the Company recognize that the Project will constitute integrated portions of electric distribution facilities of the Company and that it is not


                                        6
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feasible to administer the Project separately from such facilities. The Company shall operate the Project (with such changes, improvements or additions as the Company may deem desirable) as part of such facilities for the joint useful lives of the Project and such facilities and shall maintain and repair the Project in conformity with the Company's normal maintenance and repair programs for such facilities; provided that the Company shall have no obligation to operate, maintain or repair any element or item of the Project the operation, maintenance or repair of which becomes uneconomic to the Company because of damage or destruction or obsolescence (including physical, functional and economic obsolescence), or change in government standards and regulations, or the termination by the Company of the operation of the facilities to which the element or item of the Project is an adjunct.

                  Section 3.07. INVESTMENT OF MONIES IN FUNDS UNDER THE INDENTURE. Any monies held as a part of any fund created under the Indenture shall, at the direction of an Authorized Company Representative, be invested or reinvested by the Trustee as provided in Article IX of the Indenture.


                                        7
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                                   ARTICLE IV

                                NOTE AND PAYMENTS

                  Section 4.01. EXECUTION AND DELIVERY OF NOTE TO TRUSTEE. Concurrently with the authentication by the Trustee and delivery by the Authority of the Bonds and in order to evidence the obligation of the Company to the Authority to repay the Bonds, the Authority hereby directs the Company, and the Company hereby agrees, to execute and deliver to the Trustee its Note, duly and validly executed and delivered, relating to the Bonds. The Note shall be in substantially the form attached hereto as Exhibit A with only such changes to such form as may be approved by the Authority. Thereafter, the Company shall be obligated to make the Note Payments, constituting payments of principal of, and premium, if any, and interest on the Note, and the Additional Payments required by this Participation Agreement. Such obligations shall terminate on the date when the Note has been paid in full. The Note may be prepaid in accordance with
Section 4.04 hereof. Upon payment or provision for payment in full of all amounts payable or to become payable under the Note, the Trustee shall cancel the Note and deliver the same to the Company. Provision for payment in full of all amounts payable or to become payable under the Note shall be deemed to have occurred upon receipt by the Trustee of written notice from the Authority acknowledging that the Company has satisfied its obligations to the Authority under the Note. The Authority agrees to deliver such written notice to the Trustee promptly when such provision for payment in full has been made.

                  Section 4.02. PAYMENTS PAYABLE; NOTE PAYMENTS; ADDITIONAL PAYMENTS. (a) The Company covenants and agrees to pay the Payments as and when the same are due and payable in accordance with the Note and this Section 4.02. The Company shall provide the Trustee with a written allocation of amounts paid under this Section 4.02 among the various purposes set forth in this Section 4.02.

                  (b) The Note Payments shall be in an aggregate amount sufficient for, together with other amounts held by the Trustee and available under the Indenture for application to, the payment in full of the Bonds consisting of (i) the total interest becoming due and payable on the Bonds to the date of payment thereof, and (ii) the total principal amount plus premium, if any, of the Bonds.

                  (c) The Company shall make Note Payments as set forth in
Section 4.02(b) at or prior to the time the corresponding payment is due on the Bonds. Each installment of Note Payments paid by the Company shall be increased as may be necessary to make up any previous deficiency of any of the required payments and to make up any deficiency in the Bond Fund.

                  (d) In addition, the Company shall pay to the Registrar and Paying Agent for deposit in the Bond Purchase Fund and credit to the Company Account therein an amount sufficient to provide for the payment of the Purchase Price (as defined in the Bond Purchase Trust Agreement) of any Bond tendered for purchase pursuant to the Bond Purchase Trust Agreement to the extent that sufficient moneys are not available for the payment of such Purchase Price from the other sources described therein.


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                  (e) The Company covenants that it shall deposit, or cause to be deposited with the Trustee, sufficient funds to assure that no default shall occur in the payment of the principal of or premium, if any, or the interest on, or the Purchase Price of, the Bonds as and when due, and that no unreasonable delay shall occur in the payment of the costs and expenses payable from Additional Payments.

                  (f) The Company further covenants and agrees to pay, when due and payable, as Additional Payments, certain additional amounts and costs and expenses. Each installment of Additional Payments, if any, shall be equal to the sum of the amounts set forth in clauses (i) to (iv), inclusive, below, and shall be paid directly to the persons entitled to such payments. "Additional Payments" is hereby defined to be the aggregate of the installments of the following:

                  (i) the reasonable fees and expenses payable to the Trustee, any Indexing Agent, the Registrar and Paying Agent, any issuer of a Support Facility (and in the case of Auction Rate Bonds, the Auction Agent under the Auction Agency Agreement, any Broker-Dealers under the respective Broker-Dealer Agreements, and any Remarketing Agent under any Remarketing Agreement), and of any counsel or agents of any of the foregoing;

                  (ii) all costs incurred in connection with the transfer, exchange, purchase or redemption of Bonds not otherwise paid by the holders thereof, including all charges of the Authority (and in the case of Auction Rate Bonds, the Auction Agent, any Broker-Dealer and any Remarketing Agent), the Registrar and Paying Agent and the Trustee with respect thereto, to the extent monies are not otherwise available therefor;

                  (iii) the reasonable fees and other costs incurred for services of such attorneys and accountants as are employed to make examinations, provide services, render opinions and prepare reports required under this Participation Agreement, the Tax Regulatory Agreement, the Bond Purchase Trust Agreement, and the Indenture; and

                  (iv) initial administration fees in the amount of $245,000 on the date of authentication and delivery of the Bonds to the initial purchasers thereof, an annual fee equal to $130 per million dollar principal amount of the Bonds on November 1, 2002 and on November 1 of each year thereafter, based upon the amount of Bonds Outstanding as of such November 1 and for purposes of the calculation of such fee, rounding up to the nearest whole million dollars, and all reasonable expenses, disbursements, advances, taxes, assessments or impositions, not otherwise paid under this Participation Agreement or the Indenture, incurred by or imposed upon the Authority in connection with its administration and enforcement of, and compliance with, this Participation Agreement, the Auction Agency Agreement, the Bond Purchase Trust Agreement, any Remarketing Agreement and the Indenture, which amounts the Company is obligated to pay, including, but not limited to, reasonable attorneys' fees. In addition, the Company shall deliver to the Authority a check payable to the State of New York with respect to a bond issuance charge applicable to the Bonds pursuant to
         Section 2976 of the Public Authorities Law of the State of New York in the amount specified by such section on the date of authentication and delivery of the Bonds.

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                  (g) In the event that the Company shall fail to make any
Payment as required by Sections 4.02(a) - (e) hereof, the Payment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon, which interest shall also constitute an obligation of the Company at the maximum rate of interest payable on the Bonds pursuant to the Indenture, to the extent permitted by law, from the date of default until paid; provided, that the Company agrees in the event the Company shall fail to make any Payment during an Auction Rate Period, the Payment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon, which interest shall also constitute an obligation of the Company at the Overdue Rate, to the extent permitted by law, from the date of default until paid. Nothing in this Section 4.02 shall require the Company to pay costs and expenses mentioned in clause (f)(iii) above so long as the validity or the reasonableness thereof shall be contested in good faith unless the Trustee shall receive an opinion of independent counsel that such contest jeopardizes the respective interests of the Authority and the Trustee in this Participation Agreement, the Auction Agency Agreement, the Bond Purchase Trust Agreement, the Indenture or any Remarketing Agreement, in which event the Company shall pay such costs and expenses (without prejudice to any rights of the Company to recover such costs and expenses if not valid or reasonable) to the end that the respective interests of the Authority and the Trustee, in the opinion of independent counsel, are not jeopardized.

                  Section 4.03 NOTICE TO PAY; MEDIUM OF PAYMENT; ACCELERATION. Failure to receive any prior notice of the due date of any Payment will not relieve the Company of its obligation to pay such Payment when it is due and payable. The Company covenants and agrees that it will pay or cause to be paid when due and payable hereunder the Payments, and every installment thereof, without notice or demand therefor and without abatement, reduction or set-off of any kind or nature whatsoever, in lawful money of the United States of America.

                  If pursuant to the provisions of Section 12.03 of the Indenture, the Bonds are accelerated or shall otherwise be declared due and payable immediately, then the Company shall forthwith pay or cause to be paid to the Trustee an amount sufficient with all other funds available therefor, to pay the Bonds in full and, secondly an amount which shall be sufficient, with all other funds available therefor, to pay all other obligations of the Authority or the Company incurred or to be incurred under the Indenture, this Participation Agreement, the Auction Agency Agreement, the Bond Purchase Trust Agreement or any Remarketing Agreement.

                  Section 4.04 PREPAYMENT OF NOTE PAYMENTS. The Note may be prepaid, in whole or in part, at the option of the Company in connection with an optional redemption of the Bonds pursuant to Article V of the Indenture and shall be prepaid, in whole or in part, in connection with any mandatory redemption of the Bonds pursuant to Article V of the Indenture other than a mandatory redemption pursuant to Section 5.07 of the Indenture. Prepayment of the Note pursuant to the preceding sentence shall be with or without premium, as required to provide sufficient funds to redeem the Bonds being redeemed pursuant to Article V of the Indenture. The Note also may be prepaid in whole or in part at any time, without premium, at the option of the Company subsequent to the redemption of the Bonds with moneys furnished by the State of New York pursuant to Section 5.07 of the Indenture.

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                  The Company shall give notice to the Trustee and the Authority of any intention to prepay the Note in whole or in part and of the principal amount to be prepaid not more than sixty (60) nor less than thirty-five (35) days prior to the date on which such prepayment is to be made on the Note. Such optional prepayment may be made not later than one (1) Business Day prior to the date of prepayment of the Bonds.

                   The Company may also elect to provide for the defeasance of the Bonds in accordance with Article XV of the Indenture and upon the defeasance of the Bonds, the Note will be deemed paid, in whole or in applicable part.

                  Section 4.05 COMPANY'S PAYMENTS AS TRUST FUNDS. All Note Payments and Additional Payments required to be made by the Company under this Participation Agreement and the Note to the Authority, the Trustee or the Registrar and Paying Agent which under the Indenture are required to be applied in payment of or as security for the Bonds, shall be and constitute and are hereby declared to be trust funds, whether held by the Authority, the Trustee, the Registrar and Paying Agent, or any bank or trust company, designated for such purpose and shall continue to be impressed with a trust until such monies are applied in the manner provided in the Indenture.

                  Section 4.06 ABSOLUTE OBLIGATION TO MAKE PAYMENTS. The obligation of the Company to pay the Note Payments and the Additional Payments, as required by this Participation Agreement and the Note, and to satisfy any other financial liabilities incurred hereunder and thereunder shall be an absolute, direct, general obligation, and shall be unconditional and shall not be abated, rebated, set off, reduced, abrogated, waived, diminished or otherwise modified in any manner or to any extent whatsoever (other than for prior payment), regardless of any rights of set- off, recoupment or counterclaim that the Company might otherwise have against the Authority or the Trustee or any other party or parties and regardless of any contingency, act of God, event or cause whatsoever and notwithstanding any circumstance or occurrence that may arise or take place including, but without limiting the generality of the foregoing, the following:

         (a) any damage to or destruction of any part or all of the Project;

         (b) the taking or damaging of any part or all of the Project by any public authority or agency in the exercise of the power of eminent domain or otherwise;

         (c) any assignment, novation, merger, consolidation, transfer of assets, subleasing or other similar transaction of or affecting the Company whether with or without the approval of the Trustee, except as otherwise expressly provided in this Participation Agreement;

         (d) with respect solely to the obligation of the Company to pay the Additional Payments, the termination of this Agreement and payment or provision for payment in full of the amount due under the Note pursuant to the provisions hereof;

         (e) any failure of any party to perform or observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or in connection with this Participation Agreement, the Note, the Auction Agency Agreement, any

                  Broker-Dealer Agreement, any Remarketing Agreement, the Bond Purchase Trust Agreement or the Indenture;

         (f) any change or delay in the time of availability of the Project or any part thereof for use of the Project or any part thereof;

         (g) any acts or circumstances that may constitute an eviction or constructive eviction from any part of the Project;

         (h) failure of consideration, failure of title to any part of the Project or commercial frustration; and

         (i) any change in the tax or other laws of the United States or of any state or other governmental authority;

provided, however, that the foregoing shall not be deemed to be a waiver of any right of recourse the Company may have against the Authority, the holder of any Bond or others, including but not limited to, the rights, causes of action or claims which may arise out of the breach of their respective obligations or the inaccuracy of their respective warranties, provided, however, that the Company may pursue any such right, claim or cause of action only by a separate proceeding or action and not by counterclaim or set-off hereunder and the bringing of such separate proceeding or action shall not affect the Company's absolute, irrevocable and unconditional obligation to make payments pursuant to this Section 4.06.

                  Section 4.07 ASSIGNMENT OF AUTHORITY'S RIGHTS. As security for the payment of the Bonds, the Authority will assign to the Trustee the Participation Agreement and the Note and all of the Authority's rights, remedies and interest under this Participation Agreement and the Note, including the right to receive payments under the Participation Agreement and the Note (except the Authority's rights with respect to (a) administrative compensation, attorney's fees and indemnification, (b) the receipt of notices, opinions, reports, copies of instruments and other items of a similar nature required to be delivered to the Authority under the Participation Agreement, (c) granting approvals and consents and making determinations when required under the Participation Agreement, (d) making requests for information and inspections in accordance with the Participation Agreement, (e) Article III and Sections 4.02(f), 4.14 and 5.08 of the Participation Agreement and, insofar as the obligations of the Company under Section 4.12 relate to taxes and assessments imposed upon the Authority and not the Trustee, Section 4.12 thereof and (f) the right to amend the Participation Agreement) and hereby directs the Company to make said payments directly to the Trustee or in the case of the Purchase Price to the Registrar and Paying Agent. The Company herewith assents to such assignment and will make payments under this Participation Agreement and the Note (except payments made pursuant to Sections 4.02(f) and 5.08 hereof which shall be made directly to the Authority) directly to the Trustee (or in the case of the Purchase Price, to the Registrar and Paying Agent) without defense or set-off by reason of any dispute between any of the Company, the Trustee or Registrar and Paying Agent. Except as provided in the Indenture, the Authority will not sell, assign, transfer, convey or otherwise dispose of its interest in this Participation Agreement during the term of this Participation Agreement.

                  Section 4.08 ACTIONS WITH RESPECT TO OR BY OR ON BEHALF OF THE AUTHORITY UNDER THE INDENTURE. The Authority hereby grants the right to the Company to request the Authority to take certain actions under the Indenture and/or to perform or undertake certain actions as specified under the Indenture. The Company agrees to request the Authority to take action or undertake or perform any action solely in compliance with or after complying with the requirements and provisions of the Indenture. The Company further agrees to consent to any removal and appointment of the Auction Agent by the Authority pursuant to the second paragraph of Section 11.21 of the Indenture.

                  Section 4.09 AGREEMENTS OF COMPANY RELATING TO SUPPORT FACILITIES. The Company agrees not to request that the interest rate mode applicable to the Bonds be adjusted to an Adjustable Rate other than an Auction Rate unless there shall be in effect, prior to the applicable Change in the Interest Rate Mode, one or more Support Facilities which (i) meet the requirements of Article VI of the Indenture and (ii) permit the Bonds to be rated at least "A" by S&P or "A" by Moody's or its equivalent by any nationally recognized rating agency.

                  The Company further agrees that it will maintain a Liquidity Facility issued by a financial institution rated not less than "A" by at least one nationally recognized rating agency in effect with respect to the Bonds at all times, except with respect to Bonds bearing an Auction Rate or a Fixed Rate.

                  Section 4.10 COMPENSATION OF TRUSTEE AND PAYING AGENTS. The Company agrees:

                  (1) to pay to the Trustee from time to time such compensation for all services rendered by it in any capacity under the Indenture as shall from time to time be agreed in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred by the Trustee under the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to pay to the Registrar and Paying Agent, if other than the Trustee, reasonable compensation for all services rendered by it as Registrar and Paying Agent under the Indenture and reimburse it for its reasonable expenses incurred under the Indenture, except any such expense as may be attributable to its negligence or bad faith.

                  Section 4.11 PROJECT NOT SECURITY FOR BONDS. It is expressly recognized by the parties that the Project will not constitute any part of the security for the Bonds. The principal security for the Bonds shall be the Note and the absolute, irrevocable and unconditional obligation of the Company to make the Note Payments.

                  Section 4.12 PAYMENT OF TAXES AND ASSESSMENTS; NO LIENS OR CHARGES. The Company will (a) pay, when the same shall become due and payable, all taxes and assessments, including income, profits, property or excise taxes, if any, or other municipal or governmental charges, imposed, levied or assessed by the Federal, state or any municipal government upon the Authority or the Trustee in respect of any payments (other than payments made pursuant to Section 4.10) made or to be made pursuant to this Participation Agreement or the Notes and (b) pay or cause to be discharged, within sixty (60) days after the same shall accrue, any lien or charge upon any such payment (except as aforesaid) made or to be made under this Participation Agreement; provided that the Company shall not be required to pay any such tax, assessment or charge so long as (i) the Company at its expense contests by appropriate legal proceedings conducted in good faith and with due diligence the amount, validity or application of any such tax, assessment or charge, (ii) such proceedings shall have the effect of suspending the collection thereof from the Authority and the Trustee, and
(iii) the Company shall indemnify and hold the Authority and the Trustee harmless from any losses, costs, charges, expenses (including reasonable attorneys' fees and disbursements), judgments and liabilities arising in respect of such tax, assessment or charge and the nonpayment thereof.

                  Section 4.13 COMPANY TO PAY ATTORNEYS' FEES AND DISBURSEMENTS. If the Company shall default under any of the provisions of this Participation Agreement and the Authority or the Trustee or both shall employ attorneys or incur other expenses for the collection of payments due under this Participation Agreement or the Note or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Participation Agreement, the Company will on demand therefor reimburse the reasonable fees of such attorneys and such other reasonable disbursements so incurred.

                  Section 4.14 NO ABATEMENT OF ADMINISTRATION FEES AND OTHER CHARGES. It is understood and agreed that so long as any Bonds are outstanding under the Indenture, the Administration Fees and other charges payable to the Authority pursuant to this Participation Agreement or the Note shall continue to be payable at the times and in the amount herein specified, whether or not the Project, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto or the use thereof shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of any such Administration Fees and other charges by reason thereof.

                                    ARTICLE V

                                SPECIAL COVENANTS


                  Section 5.01 NO WARRANTY AS TO SUITABILITY OF PROJECT. The Authority makes no warranty, either express or implied, with respect to actual or designed capacity of the Project, as to the suitability of the Project for the purposes specified in this Participation Agreement, as to the condition of the Project, or that the Project will be suitable for the Company's purposes or needs.

                  Section 5.02 AUTHORITY'S RIGHT TO INSPECT PROJECT. The Authority shall have the right at all reasonable times to examine and inspect the Project.

                  Section 5.03 COMPANY CONSENT TO AMENDMENT OF INDENTURE . The Authority and the Trustee shall not enter into any indenture supplemental to or amendatory of the Indenture which affects the rights or obligations of the Company without the prior consent of the Company as evidenced by a certificate in writing signed by an Authorized Company Representative.

                  Section 5.04 TAX COVENANT. Notwithstanding any other provision hereof, the Company covenants and agrees that it will not take or authorize any action or permit any action within its reasonable control to be taken, or fail to take any action within its reasonable control, with respect to the Project, or the proceeds of any series of the Bonds, including any amounts treated as proceeds of the Bonds for any purpose of Section 103 of the Code, which will result in the loss of the exclusion of interest on any series of Bonds from gross income for Federal income tax purposes under Section 103 of the Code (except for any Bond during any period while any such Bond is held by a person referred to in Section 147(a) of the Code). This provision shall control in case of conflict or ambiguity with any other provision of this Participation Agreement. In furtherance of such covenant and agreement as it relates to the Bonds, the Authority and the Company have entered into the Tax Regulatory Agreement and the Company hereby covenants and agrees to comply with the provisions thereof.

                  Section 5.05 COMPANY AGREES TO PERFORM OBLIGATIONS IMPOSED BY INDENTURE. The Company agrees to perform such obligations as may be required of it by the provisions of the Indenture.

                  Section 5.06. AUTHORITY AGREES TO TAKE CERTAIN ACTIONS AT DIRECTION OF COMPANY. The Authority agrees to exercise any option to redeem the Bonds pursuant to Section 5.01 of the Indenture at the direction of the Company. The Authority agrees to exercise its rights under Article XV of the Indenture upon the request of the Company.

                  Section 5.07 CERTIFICATES AS TO DEFAULTS. The Company shall file with the Trustee, on or before November 1 of each year, commencing on November 1, 2002, a certificate signed by an Authorized Company Representative stating that, to the best of his or her knowledge, information and belief, the Company has kept, observed, performed and fulfilled each and every one of its covenants and obligations contained in this Participation Agreement, the Tax Regulatory Agreement and in the Note and, to the best of his knowledge, information and belief, there does not exist at the date of such certificate any Event of Default hereunder or other event which, with notice or the lapse of time specified in Section 7.01 hereof, or both, would become an Event of Default or, if any such Event of Default or other event shall so exist, specifying the same and the nature and status thereof.

                  Section 5.08 LIMITED OBLIGATION OF AUTHORITY; INDEMNIFICATION OF AUTHORITY, REGISTRAR AND PAYING AGENT, AUCTION AGENT AND TRUSTEE. The Bonds shall not be general obligations of the Authority, and shall not constitute an indebtedness of or a charge against the general credit of the Authority or give rise to any pecuniary liability of the Authority. The liability of the Authority under the Bonds shall be enforceable only to the extent provided in the Indenture, and the Bonds shall be payable solely from the Note Payments and any other funds held by the Trustee under the Indenture and available for such payment. The Bonds shall not be a debt of the State of New York, and the State of New York shall not be liable thereon.

                  No member, officer, agent or employee of the Authority shall be personally liable for the payment of the Bonds or any money or damages hereunder or related hereto. Notwithstanding the fact that it is the intention of the parties hereto that the Authority and all officers and employees thereof shall not incur pecuniary liability by reason of the terms of this Participation Agreement, or the undertakings required of the Authority hereunder or any officer or employee thereof, by reason of the issuance of the Bonds, the execution and delivery of any document, including, but not limited to, the Indenture, the Tax Regulatory Agreement, this Participation Agreement, the Note, the Auction Agency Agreement, any Remarketing Agreement, the Bond Purchase Trust Agreement, any Broker-Dealer Agreement or any final official statement, or by reason of the performance or non-performance of any act required of it by this Participation Agreement or any such other agreement, or the performance or non-performance of any act requested of it by the Company, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing; nevertheless, if the Authority (including any person at any time serving as an officer or employee of the Authority) should incur any such pecuniary liability, then in such event the Company shall indemnify and hold harmless the Authority (including any person at any time serving as an officer or employee of the Authority) against all claims by or on behalf of any person, firm or corporation or other legal entity, arising out of the same, and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon.

                  The Company releases the Authority (including any person at any time serving as an officer or employee of the Authority), the Registrar and Paying Agent, the Auction Agent and the Trustee (including any person at any time serving as an officer or employee of the Trustee, the Registrar and Paying Agent or the Auction Agent) from, agrees that the Authority (including any person at any time serving as an officer or employee of the Authority), the Registrar and Paying Agent, the Auction Agent and the Trustee (including any person at any time serving as an officer or employee of the Trustee, the Registrar and Paying Agent or the Auction Agent) shall not be liable for, and agrees to indemnify and hold the Authority (including any person at any time serving as an officer or employee of the Authority) and the Trustee, the Auction Agent, the Registrar and Paying Agent (including any person at any time serving as an officer or employee of the Trustee, Auction Agent or the Registrar and Paying Agent) harmless, to the fullest extent permitted by law from any losses, costs, charges, expenses (including reasonable attorneys' and agents' fees and expenses), by reason of (i) any liability for any loss or damage to property or any injury to, or death of, any person that may be occasioned by any cause whatsoever arising out of the construction or operation of the Project, or

(ii) any action, suit or proceeding instituted or threatened in connection with the transactions contemplated by this Participation Agreement, the Indenture and the Note, provided, however, that the Company shall not be liable as the result of the negligence of the Authority, the Trustee, the Registrar and Paying Agent, any Remarketing Agent or the Auction Agent or bad faith or wilful misconduct of the Authority, the Trustee, the Registrar and Paying Agent, any Remarketing Agent or the Auction Agent (including any person at any time serving as an officer or employee of the Authority or the Trustee, the Registrar and Paying Agent, any Remarketing Agent or the Auction Agent). If any such claim is asserted, the Authority, any individual indemnified herein, the Trustee, the Registrar and Paying Agent, any Remarketing Agent or the Auction Agent, as the case may be, shall give prompt notice to the Company and permit the Company to participate in the defense thereof at its own expense. The Company will reimburse the indemnified parties for any legal or other expenses reasonably incurred by the indemnified parties in investigating or defending against any such claim, provided that the Company shall not be required to reimburse any of the indemnified parties for fees and expenses of counsel other than one counsel selected by the Trustee in its sole discretion for all indemnified parties in which proceedings are brought or threatened to be brought unless and to the extent there are actual or potential conflicts of interest between or among indemnified parties or defenses available to some indemnified parties that are not available to other indemnified parties in which case, the Company will reimburse the indemnified parties for any legal or other expenses reasonably incurred by the indemnified parties in investigating or defending against any such claim by each counsel of each of the indemnified parties affected. The obligation of the parties hereto under this Section shall survive the termination of this Participation Agreement and the Indenture.

                  Section 5.09 PROVISION OF INFORMATION. The Company shall provide the Trustee with the forms of any notices required to be sent to holders of Bonds in connection with any redemption of Bonds, a change in the Auction Period, the Interest Period or Change in the Interest Rate Mode pursuant to Articles III, IV and V of the Indenture or the establishment of a Fixed Rate on the Bonds pursuant to Section 4.02 of the Indenture.

                  Section 5.10. RATINGS. During any Auction Rate Period, the Company shall take all reasonable action necessary to enable at least two nationally recognized, statistical rating organizations (as that term is used in the rules and regulations of the Commission under the Exchange Act) to provide ratings for the Auction Rate Bonds.

                  Section 5.11 NOTICES. During any Auction Rate Period, the Company on behalf of the Authority shall provide the Trustee and, so long as no Event of Default has occurred and is continuing and the ownership of any Auction Rate Bonds is maintained in book-entry form by the Securities Depository, the Auction Agent, with notice of any change in (a) the Statutory Corporate Tax Rate under the Indenture, (b) the Applicable Percentage, or (c) the maximum rate permitted by law on the Bonds. There is currently no such maximum rate.

                  Section 5.12 MAINTENANCE OF OFFICE OR AGENCY. So long as the Note remains outstanding and unpaid, the Company will at all times keep, in New York, New York, or another location in the State of New York, an office or agency where notices and demands with respect to the Note may be served, and will, from time to time, give written notice to the Trustee of the location of such office or agency; and, in case the Company shall fail so to do, notices may be served and demands may be made at the principal office of the Trustee.

                  Section 5.13 MAINTENANCE OF PROPERTIES. So long as the Note remains outstanding and unpaid, the Company will at all times make or cause to be made such expenditures for repairs, maintenance and renewals, or otherwise, as shall be necessary to maintain its properties in good repair, working order and condition as an operating system or systems to the extent necessary to meet the Company's obligations under the Public Service Law of the State of New York and the Participation Agreement.

                  Section 5.14 INSURANCE. So long as the Note remains outstanding and unpaid, the Company will keep or cause to be kept its properties that are of an insurable nature, insured against loss or damage by fire or other risks, the risk of which in the opinion of an Authorized Company Representative (who shall be an officer or employee of the Company responsible for the management of such risks) is customarily insured against by companies similarly situated and operating like properties, to the extent that property of similar character is, in such Authorized Company Representative's opinion, customarily insured against by such companies, either (a) by reputable insurers or (b) in whole or in part in the form of reserves or of one or more insurance funds created by the Company, whether alone or with other Corporations.

                  Section 5.15 PROPER BOOKS OF RECORD AND ACCOUNT. So long as the Note remains outstanding and unpaid, the Company will at all times keep or cause to be kept proper books of record and account, in which full, true and correct entry will be made of all dealings, business and affairs of the Company, including proper and complete entries to capital or property accounts covering property worn out, obsolete, abandoned or sold, all in accordance with the requirements of any system of accounting or keeping accounts or the rules, regulations or orders prescribed by a regulatory commission with jurisdiction over the rates of the Company giving rise to at least fifty-one percent (51%) of the Company's gross revenues, or if there are no such requirements or rules, regulations or orders, then in compliance with generally accepted accounting principles.

                  Section 5.16 COMPLIANCE WITH LAWS. So long as the Note remains outstanding and unpaid, the Company agrees to use its best efforts to comply in all material respects with all applicable laws, rules and regulations and orders of any governmental authority, non-compliance with which would have a material adverse effect on its business, financial condition or results of operations (to the extent the Company deems it can reasonably comply while maintaining its public utility operations) or would materially adversely affect the Company's ability to perform its obligations hereunder or under the Participation Agreement, except laws, rules, regulations or orders being contested in good faith or laws, rules, regulations or orders which the Company has applied for variances from, or exceptions to.

                  Section 5.17 CONSOLIDATION, MERGER OR SALE OF ASSETS. So long as the Note remains outstanding and unpaid, the Company will not consolidate with or permit itself to be merged into any other corporation or corporations, or sell, transfer or otherwise dispose of all or substantially all of its properties and assets, except in the manner and upon the terms and conditions set forth in this Section 5.17.

                  Nothing contained herein or in the Note shall prevent (and the Note shall be construed as permitting and authorizing, without acceleration of the maturity of the Note) any lawful consolidation or merger of the Company with or into any other corporation or corporations lawfully authorized to acquire and operate the properties of the Company, or a series of consolidations or mergers, or successive consolidations or mergers, in which the Company or its successor or successors shall be a party, or any sale of all or substantially all the properties of the Company as an entirety to a corporation lawfully authorized to acquire and operate the same; provided that, upon any consolidation, merger or sale, the corporation formed by such consolidation, or into which such merger may be made if other than the Company, or making such purchase shall execute and deliver to the Trustee an instrument, in form reasonably satisfactory to the Trustee, whereby such corporation shall effectually assume the due and punctual payment of the principal of and premium, if any, and interest on the Note according to its tenor and the due and punctual performance and observance of all covenants and agreements to be performed by the Company pursuant to the Note and the Participation Agreement on the part of the Company to be performed and observed; and, thereupon, such corporation shall succeed to and be substituted for the Company hereunder, with the same effect as if such successor corporation had been named herein as obligor.

                  Every such successor corporation shall possess, and may exercise, from time to time, each and every right and power hereunder of the Company, in its name or otherwise; and any act, proceeding, resolution or certificate by any of the terms of the Note required or provided to be done, taken and performed or made, executed or verified by any board or officer of the Company shall and may be done, taken and performed or made, executed and verified with like force and effect by the corresponding board or officer of any such successor Company.

                  If consolidation, merger or sale or other transfer is made as permitted by this Section, the provisions of this Section shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section.

                  Section 5.18 FINANCIAL STATEMENTS OF COMPANY. The Company agrees to have an annual audit made by independent accountants and to furnish the Trustee with a balance sheet and statements of income, retained earnings and cash flow showing the financial condition of the Company and its consolidated subsidiaries, if any, at the close of each fiscal year, and the results of operations of the Company and its consolidated subsidiaries, if any, for each fiscal year, as audited by said accountants, on or before the last day of the third month following the close of the fiscal year or as soon thereafter as they are reasonably available. The Company further agrees to furnish to the Trustee, the Authority and to any owner of Bonds if requested in writing by such owner all financial statements which it sends to its shareholders. The delivery of such financial statements to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder.

                                   ARTICLE VI

                               REDEMPTION OF BONDS

                  Section 6.01 REDEMPTION OF BONDS. If the Company is not in default in making Note Payments, the Authority and the Trustee, at the request of the Company, at any time the aggregate monies in the Bond Fund are sufficient to effect a redemption of Bonds and if the same are then redeemable under the provisions of the Indenture and the Bonds, shall forthwith take all steps that may be necessary under the applicable redemption provisions of Article V of the Indenture to effect redemption of all or part of the then Outstanding Bonds as may be specified by the Company on such redemption date.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 7.01 EVENTS OF DEFAULT DEFINED. The following shall be an "Event of Default" under this Participation Agreement and the term "Event of Default" shall mean, whenever it is used in this Participation Agreement, any one or more of the following events:

                  (a) Failure by the Company to pay or cause to be paid, when due and payable, any installment of Note Payments and, in the case of failure to pay any installment of interest on the Note, continuance of such failure for one (1) Business Day.

                  (b) Failure by the Company to observe and perform any covenant, condition or agreement in this Participation Agreement or the Note on its part to be observed or performed, other than as referred to in subsection (a) of this Section 7.01 (and other than failure to pay the amounts due under Sections 4.02(f), 4.13 and 5.08 of this Participation Agreement), for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied, has been given to the Company unless the Trustee (with any required consent of Bondholders under the provisions of the Indenture) shall agree in writing to an extension of such time prior to its expiration, provided that if any such failure shall be such that it cannot be cured or corrected within such ninety-day period, it shall not constitute an Event of Default hereunder if curative or corrective action is instituted within such period and diligently pursued until the failure of performance is cured or corrected.

                  (c) The dissolution or liquidation of the Company or the filing by the Company of a voluntary petition in bankruptcy, or failure by the Company promptly to discharge or cause to be discharged any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations generally or the commission by the Company of any act of bankruptcy, or adjudication of the Company as a bankrupt, or assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Company in any proceeding for its reorganization instituted under the provisions of the federal bankruptcy laws. The term "dissolution or liquidation of the Company", as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such action with respect to the Company contained in Section 5.17 hereof.

                  (d) The occurrence of an event of default as defined in
         Section 12.01 of the Indenture.

                  Subsection (b) of this Section 7.01 is subject to the following limitations: Except for the obligations of the Company contained in
Article IV hereof, if by reason of force majeure the Company is unable in whole or in part to carry out the agreements on its part herein contained, the Company shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall include the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of New York or any of their departments, agencies, or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; typhoons; storms; floods; washouts; droughts; arrests; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

                  Section 7.02 REMEDIES ON DEFAULT. In the event any of the Bonds shall at the time be Outstanding and unpaid and provision for the payment thereof shall not have been made in accordance with the provisions of the Indenture, whenever any Event of Default referred to in Section 7.01 hereof shall have happened and be subsisting, the Authority or the Trustee, following acceleration of the Bonds in accordance with provisions of Section 12.03 of the Indenture where so provided, may take any one or more of the following remedial steps:

                  (a) The Trustee as provided in the Indenture may, at its option, or shall, to the extent required by the Indenture, declare all payments payable under clauses (a) - (e) of Section 4.02 hereof and the Note for the remainder of the term of this Participation Agreement to be immediately due and payable, whereupon the same shall become immediately due and payable.

                  (b) The Authority or the Trustee may take whatever action at law or in equity that may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Participation Agreement or the Note whether for specific performance of any covenant or agreement contained herein or therein or in aid of the execution of any power herein granted.

                  Any amounts collected pursuant to action taken under this
Section 7.02 shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

                  If any such declaration of acceleration of the Bonds shall have been annulled pursuant to the terms of the Indenture and if, at any time after such declaration, but before all the Bonds shall have matured by their terms, all arrears of interest upon the Note, and interest on overdue installments of interest (to the extent enforceable under applicable law) at the rate or rates per annum specified for the Note and the principal of and premium, if any, on the Note which shall have become due and payable otherwise than by acceleration, and all other sums payable hereunder, except the principal of, and interest on, the Note which pursuant to such declaration shall have become due and payable, shall have been paid by or on behalf of the Company or provision satisfactory to the Trustee shall have been made for such payment, then such acceleration of the Note shall IPSO FACTO be deemed to be rescinded and any such Default and its consequences shall IPSO FACTO be deemed to be annulled, but no such annulment shall extend to or affect any subsequent Default or impair or exhaust any right or remedy consequent thereon.

                  Section 7.03 NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Authority or to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Participation Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Authority hereunder shall also extend to the Trustee and the Trustee and the Holders of the Bonds issued under the Indenture shall be deemed third party beneficiaries of all covenants and agreements herein contained.

                  In case the Trustee (as assignee of the Authority under the Indenture) or the Authority shall have proceeded to enforce its rights under this Participation Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Authority, then and in every such case, the Company, the Authority and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Authority and the Trustee shall continue as though no such proceeding had been taken.

                  The Company covenants that, in case an Event of Default shall occur with respect to any Note Payments payable under Sections 4.02(a) - (e) hereof and the Note, then, upon demand of the Trustee (as assignee of the Authority under the Indenture) the Company will pay to the Trustee the whole amount that then shall have become due and payable under said Sections, with interest (to the extent permitted by law) on said amount at the rate of interest then borne by the Bonds pursuant to the Indenture, but not exceeding the maximum rate permitted by law, until paid, and in addition thereto, such further amounts as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys, and counsel, and any other expenses or liabilities incurred by the Trustee other than those incurred through bad faith or negligence.

                  In case the Company shall fail forthwith to pay such amounts upon such demand, the Authority or the Trustee (as assignee of the Authority under the Indenture) shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect, in the manner provided by law out of the property of the Company, the monies adjudged or decreed to be payable.

                  In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the Federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or in the case of any other similar judicial proceedings relative to the Company or to the creditors or property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and provide a claim or claims for the whole amount owing and unpaid pursuant to this Participation Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Holders and the Trustee allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees and expenses incurred by it up to the date of such distribution.

                  Nothing herein contained shall be construed to prevent the Authority from enforcing directly any of its rights under Sections 4.02, 4.13 and 5.08 hereof; provided that, in case the Company shall have failed to pay amounts required to be paid under Sections 4.02(f), 4.13 and 5.08 hereof which event shall have continued for a period of thirty (30) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Authority or the Trustee, the Authority or the Trustee may take whatever action at law or in equity as may appear necessary or desirable to enforce performance or observance of any obligations or agreements of the Company under Sections 4.02(f), 4.13 and 5.08 hereof.

                  Section 7.04 NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained herein or in the Note should be breached by any party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.01 DISPOSITION OF AMOUNTS AFTER PAYMENT OF BONDS. Any amounts remaining in the funds created under the Indenture after payment in full of principal of and premium, if any, and interest on all the Bonds, or provision for payment thereof having been made in accordance with the provisions of the Indenture, and payment of all the fees, charges and expenses of the Authority, the Trustee, the Auction Agent, any Remarketing Agent, and the Registrar and Paying Agent and any other paying agent in accordance with the Indenture and this Participation Agreement, shall belong to and be promptly paid to the Company by the Trustee in accordance with the provisions of the Indenture.

                  Section 8.02 NOTICES. All notices, certificates, requests or other communications between the Authority, the Company and the Trustee required to be given under this Participation Agreement or under the Indenture shall be sufficiently given and shall be deemed given when delivered by hand or first class mail, postage prepaid, addressed as follows: if to the Authority, at Corporate Plaza West, 286 Washington Avenue Extension, Albany, New York 12203,
Attention: President; if to the Company, at 4 Irving Place, New York, New York 10003, Attention: Secretary; and if to the Trustee or the Registrar and Paying Agent, at The Bank of New York, 101 Barclay Street - 8W, New York, New York 10286, Attention: Corporate Trust Trustee Administration. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Authority, the Company or the Trustee shall also be given to the others. The Company, the Authority and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

                  Section 8.03 SUCCESSORS AND ASSIGNS. This Participation Agreement shall inure to the benefit of and shall be binding upon the Authority, the Company, the Trustee and their respective successors and assigns.

                  Section 8.04 AMENDMENT OF PARTICIPATION AGREEMENT. This Participation Agreement may not be amended except by an instrument in writing signed by the parties and upon compliance with the provisions of Sections 14.06 and 14.07 of the Indenture.

                  Section 8.05 PARTICIPATION AGREEMENT SUPERSEDES ANY PRIOR AGREEMENTS. This Participation Agreement and the Bond Purchase Agreement supersede any other prior agreements or understandings, written or oral, between the parties with respect to the transactions contemplated hereby and thereby.

                  Section 8.06 FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. The Authority and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project or for carrying out the expressed intention of this Participation Agreement in accordance with the provisions of the Indenture.

                  Section 8.07 COUNTERPARTS. This Participation Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same Participation Agreement.

                  Section 8.08 SEVERABILITY. If any clause, provision or section of this Participation Agreement is held illegal, invalid or unenforceable by any court or administrative body, this Participation Agreement shall be construed and enforced as if such illegal or invalid or unenforceable clause, provision or section had not been contained in this Participation Agreement. In case any agreement or obligation in this Participation Agreement be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Authority or the Company, as the case may be, to the full extent permitted by law.

                  Section 8.09 DELEGATION OF DUTIES BY AUTHORITY. It is agreed that under the terms of this Participation Agreement and also under the terms of the Indenture the Authority has delegated certain of its duties hereunder to the Company. The fact of such delegation shall be deemed a sufficient compliance by the Authority to satisfy the duties so delegated and the Authority shall not be liable in any way by reason of acts done or omitted by the Company or any Authorized Company Representative. The Authority shall have the right at all times to act in reliance upon the authorization, representation or certification of an Authorized Company Representative unless such reliance is in bad faith.

                  Section 8.10 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The respective agreements, representations, warranties and covenants set forth herein will remain in full force and will survive the execution and delivery of this Participation Agreement.

                  SECTION 8.11 NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION OF THIS PARTICIPATION AGREEMENT.







                   [Signature Page of this Agreement Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as of the day and year first written above.

                                            NEW YORK STATE ENERGY RESEARCH
                                              AND DEVELOPMENT AUTHORITY



(SEAL)                                      By
                                              ----------------------------------
                                                       President


Attest:



---------------------------------------
               Secretary

                                            CONSOLIDATED EDISON COMPANY OF
                                              NEW YORK, INC.



(SEAL)                                      By
                                              ----------------------------------
                                                 Executive Vice President and
                                                    Chief Financial Officer

Attest:



---------------------------------------
             Secretary








                   [Signature Page of Participation Agreement]

                                    EXHIBIT A

                          (To Participation Agreement,
                          dated as of November 1, 2001,
        between New York State Energy Research and Development Authority
               and Consolidated Edison Company of New York, Inc.)


                             DESCRIPTION OF PROJECT
                                EXEMPT FACILITIES

               [A copy of Exhibit A to the Participation Agreement entered into in connection with the Prior Bonds will be inserted at this place]

                                    EXHIBIT B

                           (To Participation Agreement
                          dated as of November 1, 2001,
        between New York State Energy Research and Development Authority
               and Consolidated Edison Company of New York, Inc.)


                     DESCRIPTION OF OTHER PROJECT FACILITIES

               [A copy of Exhibit B to the Participation Agreement entered into in connection with the Prior Bonds will be inserted at this place]

                                    EXHIBIT C

        (To Participation Agreement dated as of November 1, 2001 between
          New York State Energy Research and Development Authority and
                 Consolidated Edison Company of New York, Inc.,
                         relating to Series 2001B Bonds)

                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                           $98,000,000 PROMISSORY NOTE

                                       FOR

                     FACILITIES REVENUE BONDS, SERIES 2001B
             (CONSOLIDATED EDISON COMPANY OF NEW YORK, INC. PROJECT)


                               New York, New York
                                November 1, 2001


                  FOR VALUE RECEIVED, Consolidated Edison Company of New York, Inc., a New York corporation (the "Company"), promises to pay to the order of The Bank of New York, as trustee (the "Trustee") under the hereinafter referred to Indenture, in lawful money of the United States, moneys that are in the aggregate sufficient for, together with other amounts held by the Trustee and available under the Indenture (as defined below) for application to, the payment of the principal sum of $98,000,000, together with interest thereon at such rate or rates and with such redemption premiums, if any, becoming due and payable on the Facilities Revenue Bonds, Series 2001B (Consolidated Edison Company of New York, Inc. Project) (the "Bonds"), issued by New York State Energy Research and Development Authority (the "Authority") in the aggregate principal amount of $98,000,000 pursuant to a Trust Indenture (the "Indenture") dated as of November 1, 2001, between the Authority and the Trustee, and at such times as provided in the Indenture. This Note is being delivered pursuant to and in accordance with the Participation Agreement dated as of November 1, 2001, between the Company and the Authority (the "Participation Agreement"), the terms and provisions of which are incorporated herein by reference and made a part hereof. All terms used and not otherwise defined herein are used as defined in the Indenture.

                  In the event the Company should fail to make any payment required by this Note, the Company's obligation to make such payment shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon at the rate of interest borne by the Bonds, to the extent, but not exceeding the maximum rate, permitted by law, until paid.

                  This Note, unless paid earlier as permitted by the Participation Agreement, shall mature on October 1, 2036.

                  This Note is subject to optional and mandatory prepayment and to acceleration as provided in the Participation Agreement.

                  All payments hereunder shall be payable at the principal office of the Trustee in New York, New York.

                  The obligation of the Company to make payments under this Note shall be an absolute, direct, general obligation, and shall be unconditional and shall not be abated, rebated, set off, reduced, abrogated, waived, diminished or otherwise modified in any manner or to any extent whatsoever (other than for prior payment).

                  The Company hereby waives presentment for payment, demand, demand and protest and notice of protest, demand and dishonor and nonpayment of this Note.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                                            CONSOLIDATED EDISON COMPANY OF
                                              NEW YORK, INC.

                                            By:
                                               ---------------------------------
                                                 Executive Vice President and
                                                    Chief Financial Officer

(SEAL)


ATTEST:

---------------------------------------
          Assistant Secretary



                                       C-2